Exhibit 3.6
FIRST AMENDMENT
TO THE
LIMITED LIABILITY COMPANY AGREEMENT
OF
QRE GP, LLC
a Delaware Limited Liability Company
     This FIRST AMENDMENT (this “Amendment”) to the LIMITED LIABILITY COMPANY AGREEMENT of QRE GP, LLC dated September 28, 2010 (the “Agreement”), is dated as of November 17, 2010.
     Capitalized terms used herein but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.
RECITALS
     WHEREAS, in accordance with Section 10 of the Agreement, the execution of this Amendment has been approved by the unanimous consent of the Members;
     NOW, THEREFORE, the Agreement is hereby amended as follows:
     1. Section 7 of the Agreement is hereby amended and restated in its entirety to read as follows:
     “7. Management.
     (a) The management of the Company shall be exclusively vested in a board of directors (the “Board”) to be initially comprised of five directors (each a “Director” and, collectively, the “Directors”). Each Director shall constitute a “manager” of the Company within the meaning of the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board, who shall make all decisions and take all actions for the company. The Directors shall be:
Donald D. Wolf (Chairman of the Board)
Alan L. Smith
John H. Campbell, Jr.
Toby R. Neugebauer
S. Wil VanLoh, Jr.

     (b) The Board may, from time to time, designate one or more persons to be officers or authorized representatives of the Company (each, a “Representative”) on such terms and conditions as the Board may determine. Any Representative so designated shall have such title and authority and perform such duties as the Board may, from time to time, designate.
     (c) Except as otherwise agreed by unanimous consent of the Board, (i) all decisions and actions of the Company shall require approval of a majority of the Directors present at a meeting of the Board at which a quorum is present; provided, that such majority must also include at least three of the following Directors: Alan L. Smith, John H. Campbell, Jr., Toby R. Neugebauer and S. Wil VanLoh, Jr., and (ii) no Director shall have any unilateral right or authority to take any action on behalf of the Company or to bind or commit the Company.”
     2. Section 11 of the Agreement is hereby amended and restated in its entirety to read as follows:
     “11. Liability. The Members, the Directors and the Representatives shall not have any liability for the obligations, debts or liabilities of the Company except to the extent provided in the Act.”
     3. Section 12 of the Agreement is hereby amended and restated in its entirety to read as follows:
     “12. Exculpation and Indemnity. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, neither the Members, the Directors nor the Representatives (each individually a “Covered Person” and, collectively, the “Covered Persons”) shall be liable or accountable in damages or otherwise to the Company for any act or omission done or omitted by a Covered Person in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of this Agreement on the part of the Covered Person. The Company shall indemnify each Covered Person to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the Covered Person (including without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the Covered Person in connection with the Company, unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of the Covered Person.”
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first set forth above.

QR HOLDINGS (QRE), LLC
/s/ Toby R. Neugebauer
Toby R. Neugebauer, Manager

/s/ S. Wil VanLoh, Jr.
S. Wil VanLoh, Jr., Manager

Signature Page to
First Amendment to
Limited Liability Company Agreement of
QRE GP, LLC

QR ENERGY HOLDINGS, LLC
By:	Chalker Investments, Inc., its Member

By:	/s/ Alan L. Smith
	Name:	Alan L. Smith
	Title:	Sole Director

By:	J & K Equity Partners, LP, its Member

By:	J & K Equity Holdings, LLC, its General Partner

By:	/s/ John H. Campbell
	Name:	John H. Campbell
	Title:	Manager

Signature Page to
First Amendment to
Limited Liability Company Agreement of
QRE GP, LLC